EXHIBIT 99.1

SigmaTron International, Inc. Reports Third-Quarter Financial Results for Fiscal Year 2008

ELK GROVE VILLAGE, Ill., March 11, 2008 (PRIME NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the third quarter ended January 31, 2008.

Revenues decreased to $41.1 million for the third quarter of fiscal year 2008 from $44.6 million for the same quarter in the prior year. Net income increased to $312,464 in the third quarter of fiscal year 2008 compared to $76,572 for the same period in the prior year. Basic earnings per share and diluted earnings per share for the quarter ended January 31, 2008 were $0.08, compared to $0.02 for both for the same quarter in fiscal 2007.

For the nine months ended January 31, 2008, revenues decreased to $123.8 million compared to $126.4 million for the same period ended January 31, 2007. Net income for the 2008 period was $1,832,722 compared to $1,043,252 for the same period in the prior year. Basic and diluted earnings per share for the nine months ended January 31, 2008 were $0.48 and $0.47 respectively, compared to $0.28 and $0.27, respectively, for the nine months ending January 31, 2007.

Commenting on SigmaTron's third quarter and nine month results, Gary R. Fairhead, President and Chief Executive Officer, said, "While I am pleased to report third quarter and year-to-date profits that are ahead of last year's results for the same periods, I am disappointed that I am not able to report higher profits than those posted. Our environment remains difficult, with continuing pricing pressure from both customers and suppliers. In response to these pressures, we have continued to migrate certain products to lower cost operations internal to SigmaTron, which has helped our results. This transition continues and highlights one of our strengths for a company our size, namely the ability to transfer jobs internally to lower cost operations. These transfers are always dependent on the product's profile, such as volume, mix and assembly requirements.

"As reported last quarter, SigmaTron has been selected by several new customers as their electronics manufacturing services partner. We believe that their products, which are in various markets, are compelling and have an excellent chance to succeed. Unfortunately, none of these programs has launched in production volumes yet and therefore were unable to contribute to this quarter's results. However, these confirmed new customers, as well as others we are quoting, provide a basis for optimism as we continue to try to diversify our customer base and markets served.

"During the third quarter, our Elk Grove Village, Illinois, Acuna, Mexico, Wujiang, China and Hayward, California operations performed reasonably. However, our Tijuana, Mexico operation continued to struggle, which negatively affected our overall results. We have recently seen increased interest in our Tijuana operation, and I continue to believe that Tijuana remains strategically important to our future success on the West Coast. We are continuing to make progress regarding our operational issues in Tijuana.

"Please note that we have changed the date of our annual goodwill impairment test under Statement of Financial Accounting Standards No. 142 ("SFAS 142") Goodwill and Other Intangible Assets, from the last day of the fiscal year (April 30) to the first day of the fourth quarter (February 1). This will allow us additional time to complete the required analysis under SFAS 142. The Company believes that the resulting change in accounting principle related to the annual testing date will not delay, accelerate or avoid an impairment charge. The Company believes, based on the preliminary analysis, it is likely it may have a significant impairment of goodwill during the current fiscal year. It is conceivable that the impairment could cover the entire amount of goodwill on the Company's Consolidated Balance Sheet. The analysis will be completed during the fourth quarter and the impairment, if any, will be reported in the fourth quarter of fiscal 2008. An impairment is reported as a non-cash transaction and as an expense on the Consolidated Statement of Operations. The Company has discussed the likelihood of the goodwill impairment with its bank and has been informed the result will not negatively affect its relationship with the bank going forward.

"While the state of the economy remains a concern going forward, we have seen our backlog from our existing customers remain steady, which helps us to be cautiously optimistic about the next several months. We appreciate the continuing support of our shareholders, customers, suppliers and employees as we work to grow value for all of our shareholders."

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expect," "believe," "plan," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of goodwill impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and as risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release, and the Company undertakes no obligation to update such statements in light of future events or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      Three Months Ended          Nine Months Ended
                          January 31,                January 31,
                   ------------------------  --------------------------
                      2008         2007          2008          2007
                   -----------  -----------  ------------  ------------

  Net sales        $41,131,744  $44,584,513  $123,790,664  $126,403,040

  Cost of products
   sold             36,668,148   40,281,945   109,652,272   113,385,773
                   -----------  -----------  ------------  ------------

  Gross profit       4,463,596    4,302,568    14,138,392    13,017,267

  Selling and
   administrative
   expenses          3,191,689    3,519,246     9,086,864     9,635,932
                   -----------  -----------  ------------  ------------

  Operating income   1,271,907      783,322     5,051,528     3,381,335

  Other expense        754,884      657,813     2,188,395     1,671,070
                   -----------  -----------  ------------  ------------

  Income from
   operations
   before income
   tax and interest
   of affiliate        517,023      125,509     2,863,133     1,710,265

  Income tax
   expense             204,559       48,937     1,030,411       667,013
                   -----------  -----------  ------------  ------------

  Net income       $   312,464  $    76,572  $  1,832,722  $  1,043,252
                   ===========  ===========  ============  ============

  Net income per
   common share
   - basic         $      0.08  $      0.02  $       0.48  $       0.28
                   ===========  ===========  ============  ============
  Net income per
   common share -
   assuming
   dilution        $      0.08  $      0.02  $       0.47  $       0.27
                   ===========  ===========  ============  ============
 Weighted average
  number of common
  equivalent shares
  outstanding -
  assuming dilution  3,897,314    3,895,939     3,925,403     3,877,564
                   ===========  ===========  ============  ============

CONDENSED CONSOLIDATED BALANCE SHEETS

                                          January 31,       April 30,
                                             2008             2007
                                         ------------     ------------

 Assets
 ------

 Current assets                          $ 70,755,448     $ 66,663,956

 Machinery and equipment-net               29,612,340       30,971,107

 Intangible assets                          1,075,072        1,461,772
 Goodwill                                   9,298,945        9,298,945
 Other assets                                 974,529        1,006,126
                                         ------------     ------------

 Total assets                            $111,716,334     $109,401,906
                                         ============     ============

 Liabilities and shareholders' equity
 ------------------------------------

 Current liabilities                     $ 23,902,568     $ 23,790,708

 Long-term obligations                     36,117,820       35,870,177

 Stockholders' equity                      51,695,946       49,741,021
                                         ------------     ------------
 Total liabilities and
  stockholders' equity                   $111,716,334     $109,401,906
                                         ============     ============

CONTACT:  SigmaTron International, Inc.
          Linda K. Blake
          1-800-700-9095